THE INFORMATION BELOW MARKED BY * AND ( ) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                           AMRAD DEVELOPMENTS PTY LTD

                                       and

                                 PROGENITOR INC.



______________________________________________________________________________
                                LICENCE AGREEMENT
______________________________________________________________________________



                          ARTHUR ROBINSON & HEDDERWICKS

                                    Melbourne
                                  Ref: SLM:MRP
                                  Tel 9614 1011

______________________________________________________________________________
                                LICENCE AGREEMENT
______________________________________________________________________________

THIS AGREEMENT is made on May 30, 1996 between:

1. AMRAD DEVELOPMENTS PTY LTD (ACN 006 923 904), an Australian company incorporated in the State of Victoria and having its registered office at 17-27 Cotham Road, Kew, Victoria 3101, Australia (AMRAD) and

2. PROGENITOR INC, an American company having its principal place of business at 1507 Chambers Road, Colombia, Ohio, United States of America (PROGENITOR).

RECITALS

A. AMRAD is in possession of patent rights and know-how relating to Leukaemia Inhibitory Factor (LIF).

B. Progenitor wishes to receive a non-exclusive licence to cause in vitro expression of human LIF (* * *). AMRAD is willing to grant Progenitor such a licence on the terms of this Agreement.

IT IS AGREED as follows.

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply unless the context requires otherwise.

     ACADEMIC COLLABORATOR means a Third Party from a University or a tertiary institution to whom Progenitor transfers Know-how pursuant to this Agreement.

     AFFILIATED COMPANY means a related body corporate within the meaning of section 50 of the Corporations Law.

     AGREEMENT means this Licence Agreement.

     FIRST COMMERCIAL APPLICATION means the first occasion on which a Process is exercised, or a Product is transferred, by Progenitor or a Strategic Partner in circumstances such that Progenitor or a Strategic Partner becomes entitled to a benefit from a Third Party by reason of that application of LIF.

     GOOD MANUFACTURING PRACTICES are as defined by the responsible health authorities in any country in the Territory in which Process is exercised or Product is sold.

     KNOW-HOW means technical information, data, knowledge, inventions, techniques, processes, systems, formulae, results of experiments, samples, specimens, cultures, cell lines, and other materials relating to LIF.

     LICENCE FEE means any licence fee payable by Progenitor to AMRAD in any year of this Agreement pursuant to Clause 4.1 or 4.2.

     LIF means the polypeptide Leukaemia Inhibitory Factor having the amino acid sequence set out in Figure 29 of PCT Patent Application WO 88/7548, as well as any polypeptide having LIF activity as described and claimed in the above patent application, in natural or recombinant form.

     LIF PRODUCT (* * *)

     PATENT RIGHTS means the patents and patent applications set out in Annexure A attached hereto, and all patents issuing upon said patent applications, including any divisions, continuations, continuations-in-part, reissues, registrations, additions or extensions to any of the said patents and patent applications and any special protection certificates issued in connection with any of the said patents and patent applications.

     PROCESS means any process which involves the direct or indirect use of LIF.

     PRODUCT means any product which contains LIF or which was produced by direct or indirect use of LIF or of a Process.

     STRATEGIC PARTNER means a Third Party to which AMRAD has granted a licence under Clause 3.3 on Progenitor's request.

     TERRITORY means the entire world.

     THIRD PARTY means any person other than Progenitor or AMRAD.

1.2  INTERPRETATION

     Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

     (a)  The singular includes the plural and conversely.

     (b)  A gender includes all genders.

     (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

     (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

     (e) A reference to a clause or Annexure is a reference to a clause of, or an annexure to, this Agreement.

     (f) A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

     (g) A reference to a party to this Agreement or another agreement or document includes the party's successors, permitted substitutes and permitted assigns (and, where applicable, the party's legal personal representatives).

     (h) A reference to DOLLARS and $ is to the currency of the United States of America.

2.   REPRESENTATIONS AND WARRANTIES

2.1  AUTHORIZATION

     Each party warrants and represents to the other that it has the legal rights and power to extend the rights and licences granted to the other in this Agreement, that each has the full right to enter into this Agreement, and to fully perform its obligations hereunder, and that neither has made nor will make any commitments to others in conflict with or in derogation of its rights and obligations under this Agreement. Each party further represents to the other that it is not aware of any legal obstacles, including patent rights of others, which could prevent either party from carrying out the provisions of this Agreement.

2.2  PATENT VALIDITY

     Nothing in this Agreement shall be construed as a warranty or representation by either party as to the validity or scope of any Patent Rights or that the exercise of any rights granted under this Agreement will not infringe any Third Party rights.

3.   LICENCE

3.1  GRANT OF LICENCE

     AMRAD hereby grants Progenitor a non-exclusive licence under the Patent Rights and Know-how to express LIF (* * *). The licence to Progenitor does not include any use of LIF from a species other than human or the use of human LIF for any other purpose.

     Except as expressly permitted by this Agreement, Progenitor may not sub-license the rights under this Clause 3.1.

3.2  ACADEMIC COLLABORATORS

     Progenitor may sub-license the rights granted under clause 3.1 to an Academic Collaborator provided that:

     (a) Progenitor obtains AMRAD's prior written consent to any such sub-license;

     (b) Progenitor shall procure that any Academic Collaborator which is sub-licensed pursuant to this Clause shall enter into an agreement with Progenitor on terms which are consistent with the terms of this Agreement;

     (c) any sub-licence granted to an Academic Collaborator shall be restricted to use for research purposes only for the benefit of Progenitor and shall expressly prohibit any commercial use of the sub-licensed rights;

     (d) any sub-licence granted to an Academic Collaborator shall expressly prohibit any right to further sub-license or to transfer or assign the sub-licence; and

     (e) upon termination of this Agreement, all rights granted to any Academic Collaborator under this Agreement will immediately cease.

     For the avoidance of doubt, Progenitor shall procure that any Academic Collaborator to which it grants a sub-license pursuant to this Clause shall perform the obligations ascribed to Progenitor under this Agreement. Progenitor shall be liable to AMRAD for any failure of a sub-licensed Academic Collaborator to perform the obligations ascribed to Progenitor under this Agreement. Any such failure shall be taken to be a material breach of this Agreement by Progenitor.

3.3  STRATEGIC PARTNERS

     Subject to AMRAD's approval of a proposed Strategic Partner, such approval not to be unreasonably withheld, AMRAD shall, upon Progenitor's request, enter into an agreement with the proposed Strategic Partner on terms substantially the same as the terms of this Agreement, including economic terms as expressed in Clause 4.1.

4.   PAYMENTS BY PROGENITOR

4.1  ANNUAL LICENCE FEES

          (a) Within thirty (30) days of the date of this Agreement Progenitor shall pay AMRAD the Licence Fee of (* * *) for the first year of this Agreement.

          (b)  Until the first to occur of:

               (i)        the First Commercial Application; or

               (ii)       the third anniversary of the date of this Agreement,

               Progenitor shall pay AMRAD on each anniversary of the date of this Agreement a Licence Fee for the following year of one hundred and ten percent (110%) of the Licence Fee payable by Progenitor to AMRAD in the immediately preceding year.

          (c)  Following the first to occur of:

               (i)        the First Commercial Application; or

               (ii)       the third anniversary of the date of this Agreement,

               Progenitor shall pay AMRAD on each anniversary of the date of this Agreement, a Licence Fee for the following year of (* * *).

4.2  MILESTONE PAYMENT

     Upon the first sale by Progenitor or any of its Strategic Partners of a LIF Product, Progenitor shall become liable to pay AMRAD a further Licence Fee of (* * *). This Licence Fee will be payable to AMRAD in a maximum of five (5) annual installments, with each instalment being the greater of:

     (a)  (* * *); or

     (b) (* * *) of the aggregate gross revenue in the preceding year of Progenitor and its Strategic Partners from sale of such LIF Product.

     The first instalment is due on the first anniversary of the sale of such LIF Product.

4.3  CPI ADJUSTMENT

     The Licence Fees set out in Clause 4.1(c) and 4.2 above shall be annually adjusted in accordance with the increase in the United States of America Consumer Price Index in the period from the date of this Agreement to the date on which the payment is made. For the purposes of this Agreement, the Index at a particular time shall be the Index most recently published by the United States Bureau of Labor Statistics at that time.

4.4  NET PAYMENTS

     All payments to AMRAD made under this Clause 4 shall be net payments and no deductions shall be made in respect of withholding tax or other charges.

4.5  RECORDS

     Progenitor shall keep for a minimum of five (5) years from the first sale of a LIF Product, complete and accurate records of all matters which are relevant for determining the amount which is to be paid to AMRAD under this Agreement and shall allow the authorised representatives of AMRAD reasonable access to examine and make copies of such records.

5.   PATENT APPLICATIONS

     AMRAD shall be entitled to file patent applications in its own name and in any country for any inventions relating to LIF made by AMRAD during the term of this Agreement. Progenitor shall be entitled to patent applications in its own name and in any country for any inventions relating to any Process or Product made by Progenitor during the term of this Agreement. A party filing a patent application pursuant to this Clause shall inform the other party as soon as reasonably possible after filing, and shall provide the other party with a copy of the priority text, and information as to its filing date and application number.

6.   INTELLECTUAL PROPERTY

6.1  MAINTENANCE OF PATENT RIGHTS

     AMRAD shall prosecute and maintain in force the Patent Rights at its own expense. If AMRAD decides not to pursue or maintain in force one or more of the Patent Rights, it may, subject to any contractual obligations with a Third Party, allow Progenitor to do so at Progenitor's expense, such expenses to be deductible from Licence Fees.

6.2  INFRINGEMENTS OF THIRD PARTY PATENTS

     If AMRAD, Progenitor, licensees of AMRAD, any Academic Collaborator, Strategic Partner or any of their respective customers are sued by a Third Party for infringement of a patent because of the exercise of any Process pursuant to this Agreement, the party which has been sued shall promptly notify the other party in writing of the institution of such suit, and the parties shall consult together to agree upon the course of action to be taken.

7.   REPORTING AND PAYMENTS

7.1  REPORTING

     Progenitor shall within sixty (60) days of each of:

     (a)  the First Commercial Application; and

     (b) the first sale by Progenitor or any of its Strategic Partners of a LIF Product, notify AMRAD of such First Commercial Application or such first sale.

7.2  METHOD OF PAYMENT

     Payment of all sums due under this Agreement shall be made by bank draft payable to AMRAD in Australian dollars to such account as AMRAD shall direct. All payments under this Agreement are non-refundable.

7.3  DEFAULT INTEREST

     If Progenitor fails to make any payment due under this Agreement by the due date then it shall pay AMRAD interest at the rate of two per cent (2%) above the overdraft rate specified at that time by the Commonwealth Banking Corporation of Australia on the amount due from the date payment fell due until the amount is paid.

8.   CONFIDENTIALITY AND PUBLICATIONS

8.1  NON-DISCLOSURE OBLIGATIONS

     (a) Except as otherwise provided in this Clause 8, during the term of this Agreement and for a period of 10 years thereafter Progenitor shall maintain in confidence and use only for purposes of this Agreement information and data (INFORMATION) resulting from or related to the development of LIF pursuant to this Agreement, or supplied by AMRAD pursuant to this Agreement.

     (b) To the extent that it is necessary to fulfil its obligations or exercise its rights under this Agreement, Progenitor may disclose Information it is otherwise obliged under this Clause not to disclose to its Academic Collaborators on a need-to-know basis on condition that such persons agree to keep the Information confidential for the same time periods and to the same extent as such party is required to keep the Information confidential. The obligation not to disclose Information shall not apply to any part of such Information that:

          (i) is or becomes patented, published or otherwise part of the public domain other than by acts of Progenitor or its Academic Collaborators; or

          (ii) is disclosed to Progenitor or its Academic Collaborators by a Third Party, provided such Information was not obtained by such Third Party directly or indirectly from AMRAD; or

          (iii) prior to disclosure under this Agreement, was already in the possession of Progenitor or its Academic Collaborators, provided such Information was not obtained directly or indirectly from AMRAD; or

          (iv) is developed independently of the Information obtained from AMRAD, as demonstrated by written evidence.

8.2  TERMS OF THIS AGREEMENT

     AMRAD and Progenitor each agrees not to disclose any terms or conditions of this Agreement to any Third Party without the prior written consent of the other party hereto, except as required by applicable law or to persons with whom Progenitor or AMRAD has entered into or proposes to enter into a business relationship provided that Third Party is bound by confidentiality obligations.

9.   TERM AND TERMINATION

9.1  EXPIRATION

     The term of the licence granted under Clause 3.1 above shall expire on a country-by-country basis on the date of expiration of any Patent Rights in that country, whereupon such licence shall become fully paid-up and irrevocable; provided however that any provision of this Agreement which, by its nature, is intended to survive expiration of the term of the licence granted under Clause 3.1 shall so survive which provisions include, but not are limited to, Clauses 8.1 and 8.2.

9.2  TERMINATION FOR CAUSE

     Either party may terminate this Agreement upon the occurrence of any of the following:

     (a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

     (b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not commenced to cure such breach within 30 days after written notice thereof by the other party and thereafter proceeded diligently to cure such breach within a reasonable time. In no event shall such reasonable time to cure such breach exceed ninety (90) days from the date of such notice.

9.3  TERMINATION BY PROGENITOR

     Progenitor shall be entitled to terminate this Agreement at any time upon 90 days' written notice to AMRAD.

9.4  EFFECT OF TERMINATION

     Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Progenitor's licence under Clause 3.1 will terminate on termination of this Agreement. In addition, notwithstanding termination of this Agreement by Progenitor, Clause 4.2 shall survive.

10.  INDEMNITY AND LIABILITY

10.1 INDEMNITY

     Progenitor shall indemnify and hold AMRAD harmless from and against any and all liability, damage, loss, cost or expense (including reasonable Attorney's fees) resulting from any claims made or suits brought against AMRAD which arise or result from Progenitor's development or licensing of Processes, Products or LIF, or any development or use of Processes, Products or LIF by any Academic Collaborators, Progenitor's failure to develop or exercise Processes or Products in accordance with Good Manufacturing Practices or to manufacture LIF in accordance with Good Manufacturing Practices or any negligence of Progenitor in the development or use of Processes or Products or the manufacture of LIF, including the failure of Processes or LIF to meet specifications. AMRAD shall promptly notify Progenitor of any such claim or suit and shall permit Progenitor, at Progenitor's cost and expense, to handle and control such claim or suit.

10.2 LIABILITY INSURANCE

     Progenitor shall maintain product liability insurance with respect to the exercise of Processes and the production and distribution of Products in such amount (but not less than $10 million) as is customarily maintained in accordance with good business practice for the pharmaceutical industry. Progenitor shall maintain such insurance for so long as it continues to exercise or license any Process or produce or distribute any Product, and thereafter for so long as Progenitor maintains insurance for itself covering supply of Process or Product.

     Progenitor shall, upon AMRAD's request:

     (a)  produce evidence of the currency of such insurance; and

     (b)  note the interest of AMRAD on the policy in respect of such insurance.

11.  ASSIGNMENT

11.1 CONDITIONS OF ASSIGNMENT

     This Agreement may not be assigned or otherwise transferred nor, except as expressly provided hereunder, may any right or obligation hereunder be assigned or transferred by either party without the prior written consent of the other party; provided however that AMRAD may, without the consent of Progenitor, assign or otherwise transfer this Agreement or any right or obligation under this Agreement to an Affiliated Company.

11.2 EXCEPTIONS

     Notwithstanding Clause 11.1, Progenitor may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its assets relating to this Agreement, whether by sale, merger, operation of law or otherwise. Progenitor's rights of assignment or transfer pursuant to this Clause 11.2 are subject to AMRAD's prior approval in writing, such approval not to be unreasonably withheld.

12.  SEVERABILITY

     Both parties hereby expressly agree and contract that it is not the intention of either party to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; should one or several provisions of the Agreement be or become invalid, then the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the Parties would have contracted this Agreement with those new provisions. In case such provisions cannot be found, the invalidity of one or several provisions of the Agreement shall not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it is to be reasonably assumed that the Patties would not have contracted this Agreement without the invalid provisions.

13.  NOTICES

     Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.


     AMRAD Developments Pty Ltd              Progenitor Inc.
     17-27 Cotham Road                       1507 Chambers Road
     Kew, Victoria 3101                      Colombia, Ohio
     Australia                               43212-1566
                                             United States of America

     Fax No:      613 9853 0202              Fax No:  614 488 0404

     Attention: John Grace                   Attention:  Dr. Stephen Williams
                Managing Director                        Vice President,
                                                         Business
                                                         Development


14.  APPLICABLE LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Victoria and Commonwealth of Australia.

15.  ARBITRATION

     Any disputes arising between the parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of 60 days following such notice. Any arbitration hereunder shall be conducted under the International Chamber of Commerce (ICC) Arbitration Rules. Each such arbitration shall be conducted in the English language by a panel of three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in Melbourne, Australia. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

16.  ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties in connection with it.

17.  AMENDMENT

     This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

18.  INDEPENDENT CONTRACTORS

     It is expressly agreed that AMRAD and Progenitor shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither AMRAD nor Progenitor shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorisation of the party to do so.

19.  WAIVER

     The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

20.  FURTHER ASSURANCES

     Each party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

21.  COSTS AND STAMP DUTY

     Each party shall bear its own costs arising out of the negotiations preparation and execution of this Agreement.

22.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first set forth above.

Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

SIGNED for and on behalf of AMRAD  )

DEVELOPMENTS PTY LTD by its        )

attorney in the presence of:       )

                                             /S/ JOHN GRACE
                                             -----------------------------------
                                             Signature


/S/ S. M. SHUTE                              JOHN GRACE
- -------------------------------------        -----------------------------------
Signature                                    Print Name


S. M. SHUTE
- -------------------------------------
Print Name


SIGNED for and on behalf of
PROGENITOR                         )
INC by its                         )
attorney in the presence of:       )

                                             /S/ STEPHEN J. WILLIAMS
                                             -----------------------------------
                                             Signature


- -------------------------------------
Signature                                    STEPHEN J. WILLIAMS
                                             -----------------------------------
                                             Print Name


- -------------------------------------
Print Name

                                   ANNEXURE A

This is the Annexure A referred to in the definition of Patent Rights in Clause
1.1 of the Licence Agreement between AMRAD Developments Pty Ltd and Progenitor Inc relating to LIF, as evidenced by the signatories below who signed that Licence Agreement on behalf of the respective parties.


COUNTRY           SEAL NO     APPLICATION     STATUS   EXPIRY DATE   APPLICATION
                              NO                                     DATE

USA             5,187,077         294,514    Granted      16/02/10      31/03/88
USA             5,443,825         948,614    Granted      22/08/12
USA             5,427,925         058,987    Granted      27/06/10      31/03/88
USA -                             412,769    Pending                    31/03/88
Divisional
of 948,614


/S/ JOHN GRACE                                           /S/ STEPHEN J. WILLIAMS
- --------------------------                               -----------------------
AMRAD DEVELOPMENTS PTY LTD                               PROGENITOR INC

State of California

County of San Francisco

On 5/30/96 before me Sandra Blue personally appeared Stephen J. Williams /_/ personally known to me proved to me on the basis of satisfactory evidence to be the person(s)

     - OR /X/   whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                                /S/ SANDRA BLUE
                                                --------------------------------
                                                             OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

 Description of Attached Document:

Title or Type of Document:  License Agreement

Document Date: 5/30/96   Number of Pages:16 +Appendix

 Signer(s) Other Than Named Above: John Grace

Capacity(ies) Claimed by Signer(s)

/_/ Individual

/X/ Corporate Officer

Title(s): Partner -/_/ Limited /_/ General

/_/  Attorney-in-Fact

/_/  Trustee

/_/  Guardian or Conservator Other:

Signer Is Representing:  Progenitor